Exhibit 10.7

STORE CAPITAL CORPORATION

2012 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

		Page
ARTICLE I
ESTABLISHMENT AND PURPOSE		1
ARTICLE II
DEFINITIONS
Section 2.1.	Definitions	1
ARTICLE III
ADMINISTRATION
Section 3.1.	General	5
Section 3.2.	Powers of the Board	5
ARTICLE IV
ELIGIBILITY AND PARTICIPATION
Section 4.1.	Eligibility	6
Section 4.2.	Participation	6
ARTICLE V
SHARES SUBJECT TO PLAN
Section 5.1.	Available Shares	6
Section 5.2.	Previously Granted Shares	7
Section 5.3.	Incentive Stock Option Restriction	7
Section 5.4.	Adjustments	7
ARTICLE VI
GRANTS IN GENERAL
Section 6.1.	Agreement	8
Section 6.2.	Time of Granting of an Award	8
Section 6.3.	Term and Nontransferability of Grants	8
Section 6.4.	Termination of Service as Applied to Options and SARs	8
Section 6.5.	Termination of Service as Applied to Grants Other Than Options and SARs	9
Section 6.6.	Dividends and Distributions	9
Section 6.7.	Participation	10
Section 6.8.	Section 83(b) Election	10
Section 6.9.	Grants to Board Members	10
ARTICLE VII
STOCK OPTIONS
Section 7.1.	Grants	10
Section 7.2.	Exercise of Options	10
Section 7.3.	Term of Options	11
Section 7.4.	Special Rules For Incentive Stock Options	11

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STORE CAPITAL CORPORATION

2012 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

STORE Capital Corporation Long-Term Incentive Plan (the “Plan”) is hereby established as of the Effective Date.  The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company and its Affiliates to foster and promote the long term financial success of the Company and its Affiliates and materially increase stockholder value.  The Plan is also intended to encourage proprietary interest in the Company, to encourage key employees to remain in the employ of the Company and its Affiliates, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the Company and its Affiliates.  In furtherance thereof, the Plan permits awards of equity and cash incentives to key employees, officers and directors of, and certain other providers of services to, the Company and its Affiliates.

ARTICLE II

DEFINITIONS

Section 2.1.  Definitions.  The following terms shall have the following meanings when used herein, unless the context clearly indicates otherwise.

(a)                                 “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Code Sections 424(e) and (f), respectively.

(b)                                 “Agreement” means a written agreement entered into between the Company and the recipient of a Grant which sets forth the terms and conditions of the Grant.

(c)                                  “Board” means the Board of Directors of the Company or a committee thereof authorized by the Board to administer this Plan.

(d)                                 “Cause” means, unless otherwise provided in the Participant’s Employment Agreement, (i) refusal or neglect, in the reasonable judgment of the Board, to perform substantially all his employment-related duties, which refusal or neglect is not cured within 20 days of receipt of written notice from the Company; (ii) willful misconduct; (iii) personal dishonesty, incompetence or breach of fiduciary duty which, in any case, has a material adverse impact on the business or reputation of the Company or any of its Affiliates, as determined in the Board’s reasonable discretion; (iv) conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction); (v) willful violation of any federal, state or local law, rule or regulation that has a material adverse impact on the business or reputation of the Company or any of its Affiliates, as determined in the Board’s reasonable discretion; or (vi) material breach of any covenant contained in Participant’s Employment Agreement, if any.

(e)                                  “Change of Control” means, unless otherwise provided in the Participant’s Employment Agreement:

(i)                                     The acquisition of more than 50% of the then outstanding voting securities of the Company, Store Capital Advisors, LLC (“STORE Capital”) or STORE Holding Company, LLC (“STORE Holdco”) by any person, entity or affiliated group, excluding any employee benefit plan of the Company, any “Sponsor Member” or any “Affiliate” of a Sponsor Member (as such terms are defined in the Limited Liability Company Agreement, dated as of May 17, 2011 of STORE Holdco, as amended or supplemented, from time to time (the “LLC Agreement”);

(ii)                                  The consummation of any merger or consolidation of the Company, STORE Capital or STORE Holdco into another company, such that the holders of the voting securities of the Company, STORE Capital or STORE Holdco immediately prior to such merger or consolidation are less than 50% of the combined voting power of the securities of the surviving company or the parent of such surviving company; or

(iii)                               The complete liquidation of the Company, STORE Capital or STORE Holdco or the sale or disposition of all or substantially all of the Company’s, STORE Capital’s or STORE Holdco’s assets, such that, after the transaction, the holders of the voting securities of the Company, STORE Capital or STORE Holdco immediately prior to the transaction hold less than 50% of the voting securities of the acquirer; or the parent of the acquirer.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended, and any related rules, regulations, interpretations and successor provisions thereto.

(g)                                  “Common Stock” means the Company’s Common Stock, par value $0.01, either currently existing or authorized hereafter and any other stock or security resulting from adjustment thereof as described herein, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.

(h)                                 “Company” means STORE Capital Corporation, a Maryland corporation, and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(i)                                     “Disability” means a physical or mental impairment that substantially limits the Participant’s ability to perform his or her duties and that results in the Participant’s receipt of long-term disability benefits under the Company’s or its

Affiliate’s long-term disability plan, except as required in Section 7.4(d) or as required to be in compliance with Section 409A of the Code.

(j)                                    “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(k)                                 “Eligible Persons” means officers, directors and Employees of the Company and its Affiliates and other persons expected to provide significant services (of a type expressly approved by the Board as covered services for these purposes) to the Company or its Affiliates.  The Board will determine the eligibility of Employees, officers, directors and others expected to provide significant services to the Company and its Affiliates based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Company or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Company or its Affiliates.

(l)                                     “Employee” means an individual, including an officer or director of the Company or an Affiliate, who is employed as a common-law employee of the Company or an Affiliate.  An “Employee” shall not include any person classified by the Company as an independent contractor even if the individual is subsequently reclassified as a common-law employee by a court, administrative agency or other adjudicatory body.  The payment of director’s fees by the Company is not sufficient to constitute “employment” of the director by the Company.

(m)                             “Employment Agreement” means an employment agreement entered into between the Company or Affiliate and a Participant.

(n)                                 “Exercise Price” means the price per share of Common Stock, determined by the Board or the Board, at which an Option or SAR may be exercised.

(o)                                 “Fair Market Value” means the value of one share of Common Stock, determined as follows:

(i)                                     If the Common Stock is listed on a national stock exchange, the average of the highest and lowest selling prices on the exchange for the three (3) trading days preceding the date of determination, but if no sales were reported for such period, the average of the highest and lowest selling prices on the exchange for the last preceding date on which there was a sale of Common Stock on such exchange, as determined by the Board, or such other reasonable basis determined by the Board using actual transactions in the Common Stock as reported by such market and consistently applied by the Board.

(ii)                                  If the Common Stock is not then listed on a national stock exchange but is traded on an over the counter market, the average of the closing bid and asked prices for the Common Stock in such over the counter market for the last preceding date on which there was a sale of Common Stock in such market, as determined by the Board.

(iii)                               If neither (i) nor (ii) applies, such value as the Board in its reasonable discretion may in good faith determine which shall include consideration of the most recent equity transaction of the Company or STORE Holdco.  Notwithstanding the foregoing, where the Common Stock is listed or traded, the Board may make discretionary determinations in good faith where the Common Stock has not been traded for 10 trading days.

(p)                                 “Grant” means an award of an Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Incentive Award, Other Award or any combination thereof to an Eligible Person.

(q)                                 “Incentive Award” means a right granted a Participant under Section 11.4.

(r)                                    “Incentive Stock Option” means an Option of the type described in Section 422(b) of the Code awarded to an Employee.

(s)                                   “Non-qualified Stock Option” means an Option not described in Section 422(b) of the Code awarded to an Eligible Person, the taxation of which is pursuant to Section 83 of the Code.

(t)                                    “Option” means any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase shares of Common Stock at a price and for the term fixed by the Board in accordance with Article VII of the Plan and subject to such other limitations and restrictions in the Plan and the applicable Agreement.

(u)                                 “Other Award” means a right granted a Participant under Section 11.3.

(v)                                 “Participant” means any Eligible Person to whom a Grant is made, or the Successors of the Participant, as the context so requires.

(w)                               “Performance Period” means the period established by the Board during which any performance goals specified by the Board with respect to a Grant are to be measured.

(x)                                 “Performance Share” means a right granted a Participant under Section 11.2.

(y)                                 “Performance Unit” means a right granted a Participant under Section 11.1.

(z)                                  “Plan” means the Company’s 2012 Long-Term Incentive Plan, as set forth herein, and as the same may from time to time be amended.

(aa)                          “Purchase Price” means the Exercise Price times the number of shares of Common Stock with respect to which an Option or SAR is exercised.

(bb)                          “Restricted Stock” means Common Stock granted to a Participant subject to the terms and conditions established by the Board pursuant to Article IX.

(cc)                            “Restricted Stock Unit” means a right granted to a Participant under Article X.

(dd)                          “Restriction Period” means the period of time during which restrictions established by the Board shall apply to a Grant.

(ee)                            “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article VIII.

(ff)                              “Successor of the Participant” means the legal representative of the estate of a deceased Participant or the person or persons who acquire the right to exercise an Option or SAR by bequest or inheritance or by reason of the death of the Participant.

(gg)                            “Termination of Service” means the time when the employee-employer relationship or directorship or other service relationship (sufficient to constitute service as an Eligible Person) between the Participant and the Company or an Affiliate is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, Disability or death; provided, however, Termination of Service shall not include: (i) a termination where there is a simultaneous reemployment of the Participant by the Company or an Affiliate or other continuation of service (sufficient to constitute service as an Eligible Person) for the Company or an Affiliate or (ii) an employee who is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Board).  The Board, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE III

ADMINISTRATION

Section 3.1.  General.  The Plan shall be administered by the Board.

Section 3.2.  Powers of the Board.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Board to exercise the greatest permissible flexibility, the Board shall have the power:

(a)                                 to determine from time to time the Eligible Persons who are to be awarded Grants and the nature and amount of Grants, and to generally determine the terms, provisions and conditions (which need not be identical) of Grants awarded under the Plan, not inconsistent with the terms of the Plan;

(b)                                 to construe and interpret the Plan and Grants thereunder and to establish, amend and revoke rules and regulations for administration of the Plan.  In this connection, the Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Agreement or in any related agreements in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)                                  to amend any outstanding Grant, subject to Sections 8.2(f), 12.3, 12.5 and 12.9, and to accelerate or extend the vesting or exercisability of any Grant, subject to Section 12.3, and to waive conditions or restrictions on any Grants, subject to Section 8.2(f), all to the extent it shall deem appropriate;

(d)                                 to cancel, with the consent of a Participant or as otherwise permitted by the Plan or an Agreement, outstanding Grants;

(e)                                  to determine whether, and to what extent and under what circumstances, Grants may be settled in cash, Common Stock, other property or a combination of the foregoing, subject to Section 8.2(f);

(f)                                   to appoint agents as the Board deems necessary or desirable to administer the Plan;

(g)                                  to provide for the forms of Agreements to be utilized in connection with the Plan, which need not be identical for each Participant;

(h)                                 generally to exercise such powers and to perform such acts as are deemed necessary or expedient to carry out the terms of the Plan and to promote the best interests of the Company and its Affiliates with respect to the Plan.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

Section 4.1.  Eligibility.  Any Eligible Person may receive Grants under the Plan.

Section 4.2.  Participation.  Whether an Eligible Person receives a Grant under the Plan will be determined by the Board, in its sole discretion, as provided in Section 3.2.  Except for Incentive Awards, to receive a Grant an Eligible Person must enter into an Agreement evidencing the Grant.

ARTICLE V

SHARES SUBJECT TO PLAN

Section 5.1.  Available Shares.  Shares hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares purchased by the Company on the open market for purposes of the Plan or previously forfeited under the Plan.  The certificates or book entries for Common Stock issued hereunder may include any legend which the Board deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement or as the Board may otherwise deem appropriate.

(a)                                 Grants.  Subject to adjustment pursuant to Section 5.4 and except as provided in subsection (b), the maximum number of shares of Common Stock that may be issued under the Plan as a result of any Grants is 620,000 shares.  Any shares surrendered to the Company in exchange for cash, or payment of withholding taxes by the Company, shall reduce shares available for grant hereunder.

(b)                                 Cash-Settled SARs.  Grants of SARs under which the Agreement provides they will be settled only in cash shall be considered in the limit under subsection (a); provided, however, once made, a Grant of a SAR which will be settled in only cash may not later be amended, modified or otherwise changed to be settled in Common Stock or a combination of Common Stock and cash, as provided in Section 8.2(f).

Section 5.2.  Previously Granted Shares.  Subject to Sections 5.1 and 5.3, the Board has full authority to determine the number of shares of Common Stock available for Grants.  In its discretion, the Board may include as available for distribution all of the following:

(a)                                 Common Stock subject to a Grant that has been forfeited;

(b)                                 Common Stock under a Grant that otherwise terminates, fails to vest, expires or lapses without issuance of Common Stock being made to a Participant; and

(c)                                  Common Stock subject to any Grant that settles in cash or a form other than Common Stock.

Section 5.3.  Incentive Stock Option Restriction.  Solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, and notwithstanding any provision of this Article V to the contrary, the maximum aggregate number of shares that may be issued through Incentive Stock Options under the Plan is 620,000 shares.  The terms of Section 5.2 apply in determining the number of shares available under this Section for issuance through Incentive Stock Options.

Section 5.4.  Adjustments.  In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, extraordinary or stock dividend, or in the event that there should be any other relevant changes in capitalization occurring after the Effective Date of this Plan:

(a)                                 The aggregate number and kind of shares that may be issued under this Plan may be adjusted appropriately; and

(b)                                 Rights under outstanding Grants made to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, may be adjusted appropriately.

Notwithstanding anything herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the Board may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

In the event of any cash settlement, adjustment or change described in this section, the Board, in its sole determination, shall cause an equitable adjustment to prevent diminution or enlargement of rights of each Participant.  Adjustment made by the Board pursuant to this section shall be final, binding and conclusive.

The foregoing adjustments and the manner of application of the foregoing provisions to Grants shall be determined solely by the Board on a case-by-case basis, applied to similarly situated groups or in any other manner as it deems appropriate in its sole discretion.  Any adjustment hereunder may provide for the elimination of fractional share interests.

ARTICLE VI

GRANTS IN GENERAL

Section 6.1.  Agreement.  Except (i) for Incentive Awards or (ii) as otherwise approved by the Board, each Grant hereunder shall be evidenced by a written Agreement as of the date of the Grant and executed by the Company and the Participant.  Each Agreement shall set forth the terms and conditions as may be determined by the Board consistent with the Plan.  The Agreement shall state the number of shares of Common Stock to which the Grant pertains subject to adjustment in accordance with Section 5.4.  As applicable, each Agreement must state the Exercise Price or other consideration to be paid for any Grant.

Section 6.2.  Time of Granting of an Award.  The award date of a Grant shall, for all purposes, be the date on which the Board makes the determination awarding such Grant, or such other date as is determined by the Board.  Notice of the determination of a Grant shall be given to each Eligible Person to whom a Grant is awarded within a reasonable period of time after the award date.

Section 6.3.  Term and Nontransferability of Grants.  No Grant is exercisable except by the Participant or a Successor of the Participant permitted by the Plan.  No Grant is assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Participant was domiciled at the time of his or her death; provided, however, that the Board may permit other transfers where the Board concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), (iii) is in no event a transfer for value is otherwise appropriate and desirable.  No transfers may be made except in accordance with all applicable securities laws, rules and regulations.

Section 6.4.  Termination of Service as Applied to Options and SARs.  Unless otherwise provided in the applicable Agreement or as otherwise determined by the Board, Options and SARs shall be governed by the following provisions in the event of a Participant’s Termination of Service:

(a)                                 Termination of Service, Except by Death or Disability.  Upon any Termination of Service for any reason other than a Participant’s death or Disability, the

Participant has the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant’s right to exercise such Options or SARs had accrued pursuant to the terms of the Agreement, had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a Termination of Service for Cause, any Option or SAR not exercised in full prior to such Termination of Service shall be canceled.

(b)                                 Death of Participant.  If the Participant dies while an Eligible Person or within three months after any Termination of Service other than for Cause, his or her Options or SARs may be exercised in full, subject to the restrictions of Section 7.4, at any time within 12 months after the Participant’s death, by the Successor of the Participant, but only to the extent that, at the date of death, the Participant’s right to exercise such Options or SARs had accrued, had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

(c)                                  Disability of Participant.  Upon Termination of Service for reason of Disability, a Participant shall have the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs in full at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant’s right to exercise such Options or SARs had accrued pursuant to the terms of the Agreement, had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

Section 6.5.  Termination of Service as Applied to Grants Other Than Options and SARs.  Unless otherwise provided in the applicable Agreement or as determined by the Board, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be governed by the following provisions:

(a)                                 Termination of Service, Except by Death or Disability.  Except as provided in Section 6.10, in the event of a Participant’s Termination of Service for any reason other than the Participant’s death or Disability, the Participant’s Grants of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be forfeited upon the Participant’s Termination of Service.

(b)                                 Death or Disability of Participant.  Restricted Stock, Restricted Stock Units and Other Awards shall fully vest on a Participant’s Termination of Service by reason of the Participant’s death or Disability.  Performance Units, Performance Shares and Incentive Awards or any award tied to performance may be paid out at a target level and paid or distributed at the same time payments are made to other Participants who did not incur such a Termination of Service as determined by the Board.

Section 6.6.  Dividends and Distributions.  Participants awarded Grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units will be credited with dividends paid with respect to the underlying shares or dividend equivalents in the same manner as the stockholders of the Company.

Section 6.7.  Participation.  There is no guarantee that any Eligible Person will receive a Grant under the Plan or, having received a Grant, that the Participant will receive a future Grant on similar terms or at all.  There is no obligation for uniformity of treatment of Eligible Persons with respect to who receives a Grant or the terms and conditions of Participants’ Grants.

Section 6.8.  Section 83(b) Election.  If the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 12.7, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

Section 6.9.  Grants to Board Members.  Notwithstanding Section 3.3, any Grant awarded under the Plan to an Eligible Person who is a member of the Board shall be made by a majority of the directors of the Company other than the Board member being considered to receive the Grant.

ARTICLE VII

STOCK OPTIONS

Section 7.1.  Grants.  The Board may grant Options in accordance with this Article.  The Exercise Price for any Option shall not be less than Fair Market Value on the date of Grant.  Each Agreement for an Option shall state whether such Option is an Incentive Stock Option or a Non-qualified Stock Option.  Incentive Stock Options may not be granted to an Eligible Person who is not an Employee of the Company or an Affiliate.  Options may be awarded alone or in addition to other Grants made under the Plan.

Section 7.2.  Exercise of Options.

(a)                                 Options may be exercised in whole or part at any time within the period permitted for the exercise thereof and shall be exercised by written notice of intent to exercise the Option delivered to the Secretary of the Company at its principal executive offices.  In the event the Participant has more than one Option which could be exercised, such notice of intent to exercise shall designate the particular Option to be exercised.

(b)                                 Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 12.7 hereof.  The Board may impose limitations and prohibitions on the exercise of Options as it deems appropriate.  Any fractional shares of Common Stock resulting from a Participant’s exercise will be paid in cash.

Section 7.3.  Term of Options.  The period during which any Option may be exercised shall not exceed ten (10) years from the Grant Date.  No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Option).

Section 7.4.  Special Rules For Incentive Stock Options.

(a)                                 Aggregate Fair Market Value.  In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Common Stock with respect to which Incentive Stock Options become exercisable by any Participant for the first time during any calendar year (under the Plan and all other plans maintained by the Company or its Affiliates) shall not exceed $100,000.

(b)                                 Rules Applicable to Certain Owners.  In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c)                                  Disqualifying Disposition.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of such shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

(d)                                 Disability.  Solely for purposes of the provisions of the Plan as applied to Incentive Stock Options or as required by Section 409A of the Code and notwithstanding any other provision of the Plan, “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

Section 8.1.  Grant.  The Board has authority to grant Stock Appreciation Rights (“SARs”) under the Plan at any time or from time to time.  A SAR shall entitle the Participant to receive Common Stock or cash upon exercise of such SAR equal in value to the excess of the Fair Market Value per share of Common Stock over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained to cover tax withholdings, if necessary.  The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such SAR.  Settlement of a SAR shall be subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Agreement.  SARs may be awarded alone or in addition to other Grants made under the Plan.

Section 8.2.  Required Terms and Conditions.  SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board deems desirable.

(a)                                 Price.  The grant price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant, and the exercise price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of exercise.

(b)                                 Term and Exercisability.  The term and exercisability of a SAR shall be no longer than ten (10) years after the Grant Date.  The Board may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.

(c)                                  Method of Exercise.  A Participant shall exercise a SAR by giving written notice of exercise to the Company specifying in whole shares the portion of the SAR to be exercised and if the Participant has more than one Grant of SARs which could be exercised, designating the particular Grant to be exercised.

(d)                                 No Deferral Features.  To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

(f)                                   Modification.  Notwithstanding any provision of the Plan to the contrary, the Board shall not amend or otherwise modify a Grant of a SAR which explicitly requires settlement only in cash after the date of grant to permit settlement in Common Stock or a combination of Common Stock and cash.

Section 8.3.  Standard Terms and Conditions.  The Board shall specify the terms of all SARs granted under the Plan including, but not limited to, terms relating to the term, exercisability and the nontransferability of the SAR.

ARTICLE IX

RESTRICTED STOCK

Section 9.1.  General.  The Board has authority to grant Restricted Stock under the Plan at any time or from time to time.  The Board shall determine the number of shares of Restricted Stock to be awarded to any Eligible Person, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including without limitation providing for either grant or vesting upon passage of time and/or the achievement of performance goals.

Section 9.2.  Required Terms and Conditions.  Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions set forth in the Agreement, not inconsistent with the provisions of the Plan, as the Board deems desirable:

(a)                                 Restrictions.  The Board may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or the attainment of performance goals, or both.

(b)                                 Delivery.  The Company shall issue the shares of Restricted Stock to each recipient who is awarded a Grant of Restricted Stock either in certificate form or in book entry form, registered in the name of the recipient, with legends or notations, as applicable, referring to the terms, conditions and restrictions applicable to any such Grant and record the transfer on the Company’s official stockholder records; provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that as a condition of any Grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Grant.

Section 9.3.  Standard Terms and Conditions.  The Board shall specify the terms of any Restricted Stock granted under the Plan including, but not limited to, terms relating to the restriction period, restrictions and rights applicable to the Restricted Stock.

Section 9.4.  Price.  The Board will require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

ARTICLE X

RESTRICTED STOCK UNITS

Section 10.1.  General.  The Board has authority to grant Restricted Stock Units under the Plan at any time or from time to time.  A Restricted Stock Unit is a bookkeeping entry of a grant of Common Stock that will be settled either by delivery of Common Stock or the payment of cash based upon the Fair Market Value of a specified number of shares of Common Stock.  The Board shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including, without limitation, providing for either grant or vesting upon the achievement of performance goals.  The Grant of a Restricted Stock Unit shall occur as of the grant date determined by the Board.  Restricted Stock Units may be awarded alone or in addition to other Grants made under the Plan.

Section 10.2.  Required Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board deems desirable:

(a)                                 Restrictions.  The Board may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, or both.

(b)                                 Rights.  The Board shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock.

Section 10.3.  Standard Terms and Conditions.  The Board shall specify the terms of all the Restricted Stock Units granted under the Plan including, but not limited to, terms relating to the restriction period, restrictions and rights applicable to a Restricted Unit.

ARTICLE XI

OTHER AWARDS AND PERFORMANCE-BASED GRANTS

Section 11.1.  Performance Units.  The Board has authority to grant Performance Units under the Plan at any time or from time to time.  A Performance Unit consists of the right to receive cash upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Board determines.  The Board shall have complete discretion to determine the number of Performance Units granted to each Participant and any applicable conditions.  An award of Performance Units shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Board.  Unless expressly waived in the Agreement, an award of Performance Units must vest solely on the attainment of one or more performance goals.  Performance Units may be granted alone or in addition to other Awards made under the Plan.  The Board, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

Section 11.2.  Performance Shares.  The Board has authority to grant Performance Shares under the Plan at any time or from time to time.  A Performance Share consists of the right to receive shares of Common Stock upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Board determines.  The Board shall have complete discretion to determine the number of Performance Shares granted to each Participant and any applicable conditions.  An award of Performance Shares shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Board.  Unless expressly waived in the Agreement, an award of Performance Shares must vest solely on the attainment of one or more performance goals.  Performance Shares may be granted alone or in addition to other Awards made under the Plan.  The Board, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to a Performance Share.

Section 11.3.  Other Awards.  The Board has authority to grant Other Awards under the Plan at any time and from time to time.  An Other Award is a Grant not otherwise specifically provided for under the terms of the Plan that is valued in whole or in part by reference to, or is otherwise based upon or settled in, Common Stock.  The Grant of an Other Award shall be evidenced by an Agreement, setting forth the terms and conditions of the Grant as the Board, in its sole discretion within the terms of the Plan, deems desirable.  Other Awards may be awarded alone or in addition to other Grants made under the Plan.

Section 11.4.  Incentive Awards.  The Board has authority to grant Incentive Awards, which are annual cash payments to select officers and Employees based on the attainment of one or more performance goals as the Board may determine.

ARTICLE XII

MISCELLANEOUS

Section 12.1.  Effect of a Change of Control.  Notwithstanding any other provision of this Plan to the contrary, all unvested, unexercisable or restricted Grants shall vest only to the extent provided in the Participant’s Agreement.

Section 12.2.  Rights as a Stockholder.  Other than certain voting rights and dividend payment permitted by the Plan or an Agreement, no person shall have any rights of a stockholder as to Common Stock subject to a Grant until, after proper transfer of the Common Stock subject to a Grant or other required action, such shares have been recorded on the Company’s official stockholder records as having been issued and transferred.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official stockholder records.

Section 12.3.  Modification, Extension and Renewal of Grants.  Within the limitations of the Plan, the Board may modify, extend or renew outstanding Grants, accept the cancellation of outstanding Grants (to the extent not previously exercised), to make new Grants in substitution therefor, accelerate vesting and waive any restrictions, forfeiture provisions or other terms and conditions on Grants.  The foregoing notwithstanding, no such action shall apply to a Grant without the consent of the Participant if it would alter or impair any rights or obligations under any Grant previously made.

Section 12.4.  Term of Plan.  Grants may be made pursuant to the Plan until the expiration of ten (10) years from the Effective Date of the Plan, unless the Company sooner terminates the Plan under Section 12.5.

Section 12.5.  Amendment of the Plan.  The Board may from time to time, with respect to any Common Stock at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Grants previously made without the written consent of the Participant holding such Grant and unless such amendments are in connection with compliance with applicable laws (including Code Section 409A), stock exchange rules or accounting rules; provided that the Board may not make any amendment in the Plan, including the repricing, replacement or regranting through cancellation of Options or SARs, that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

Section 12.6.  Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

Section 12.7.  Tax Withholding.  The Participant shall be liable for any and all taxes, including withholding taxes arising from the vesting of Restricted Stock.  Each recipient of a Grant shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  The Participant may elect to satisfy such withholding tax obligation by having the Company retain stock having a Fair Market Value equal to the Company’s minimum withholding obligation.

Section 12.8.  No Reload Rights and No Repricings.  Options and SARs shall not contain any provisions entitling a Participant to an automatic grant of additional Options or SARs in connection with any exercise of the original Option or SAR.  In no event will the Board be permitted to reprice any Grant unless approved pursuant to a vote of the stockholders.

Section 12.9.  Notices.  All notices under the Plan shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to a Participant or recipient of a Grant, shall be delivered personally or mailed to the Participant or recipient of a Grant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.

Section 12.10.  Rights to Employment or Other Service.  Nothing in the Plan or in any Grant granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company (if applicable) or interfere in any way with the right of the Company and its stockholders to terminate the individual’s employment or other service at any time.

Section 12.11.  Exculpation and Indemnification.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

Section 12.12.  No Fund Created.  Any and all payments hereunder to recipients of Grants hereunder shall be made from the general funds of the Company (or, if applicable, a direct or indirect subsidiary company), and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder.  The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a direct or indirect subsidiary company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a direct or indirect subsidiary company).

Section 12.13.  Additional Arrangements.  Nothing contained herein precludes any direct or indirect subsidiary from adopting other or additional compensation or benefit arrangements.

Section 12.14.  Code Section 409A Savings Clause.

(a)                                 It is the intention of the Company that no Grant shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Board specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted accordingly.

(b)                                 The terms and conditions governing any Grants, including adjustments, modifications, renewals or extensions thereof, that the Board determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change of Control, shall be set forth in the applicable Agreement in a manner intended to comply with Section 409A of the Code.

(c)                                  Following a Change of Control, no action shall be taken under the Plan that will cause any Grant that the Board has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

(d)                                 Notwithstanding the foregoing or any other provision of the Plan or any Agreement, the Board does not hereby assume any liability resulting from a determination by the Internal Revenue Service, applicable court or other authority with regard to the assessment of any taxes, sanctions or fees incurred in connection with Section 409A of the Code.

Section 12.15.  Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights and shall not be used in construing the terms of the Plan.

Section 12.16.  Governing Law.  The laws of Maryland shall govern the plan, without reference to principles of conflict of laws.

Section 12.17.  Execution.  The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 28th day of June, 2012.

STORE CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Christopher H. Volk
Name:	Christopher H. Volk
Title:	President and Chief Executive Officer